Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.01, of KAR Auction Services, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 2, 2020

Ignition Acquisition Holdings LP
By:	Ignition Acquisition Holdings GP LLC
Its:	General Partner

By:	/s/ Steven Kooyers
Name:	Steven Kooyers
Title:	Treasurer and Secretary

Ignition Acquisition Holdings GP LLC

By:	/s/ Steven Kooyers
Name:	Steven Kooyers
Title:	Treasurer and Secretary

Ignition Parent LP
By:	Ignition GP LLC
Its:	General Partner

By:	/s/ Steven Kooyers
Name:	Steven Kooyers
Title:	Treasurer and Secretary

Ignition GP LLC

By:	/s/ Steven Kooyers
Name:	Steven Kooyers
Title:	Treasurer and Secretary

Ignition Topco Ltd

By:	/s/ Mark Babbe
Name:	Mark Babbe
Title:	Director

Apax X GP Co. Limited

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director

Apax Guernsey (Holdco) PCC Limited acting in respect of its Apax X Cell

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director